EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Barnes & Noble, Inc. 2004 Incentive Plan and the Barnes & Noble, Inc. 2004 Executive Performance Plan of our report dated March 17, 2004, relating to the consolidated financial statements of Barnes & Noble, Inc., included in its annual report on Form 10-K for the year ended January 31, 2004, filed with the Securities and Exchange Commission.


/s/ BDO Seidman, LLP

New York, New York
June 10, 2004